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                                                                    EXHIBIT 21.1

AUTOLOGIC INFORMATION INTERNATIONAL, INC. AND SUBSIDIARIES

EXHIBIT 21.1--SUBSIDIARIES OF THE REGISTRANT

The following is a list of the subsidiaries of the Company as of January 14, 2000 (exclusive of certain subsidiaries which, if considered in the aggregate, would not, as of October 29, 1999, constitute a significant subsidiary within the meaning of Rule 1-02(v) of Regulation S-X). All of such subsidiaries, to the extent they were active during fiscal 1999, are included as consolidated subsidiaries in the Registrant's consolidated financial statements as of October 29, 1999.

                                                                            Jurisdiction
                                                                                   of
Name (1)                                                                    Incorporation
--------                                                                    -------------
Xitron, Incorporated                                                        Michigan
Xitron Pty Limited                                                          Australia
Autologic Triple-I, Inc.                                                    Canada
Autologic Information International, Limited                                United Kingdom
Autologic Information International, A.B.                                   Sweden
Autologic Information International, Ltd.                                   Israel
Autologic Information International, Pty Limited                            Australia
Information International Overseas Corporation                              California
Information International Foreign Sales Corporation                         Guam
Autologic Information International Ltd.                                    Nevada

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(1)  Each named subsidiary is wholly owned directly by the Company, except that in the case of certain foreign subsidiaries, qualifying shares may be registered in the name of directors and/or other subsidiaries of the Company.